EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated October 13, 2017, relating to the consolidated financial statements of Almost Never Films Inc. and its subsidiaries appearing in the Annual Report on Form 10-K of Almost Never Films Inc. for the year ended June 30, 2017.

We also consent to the reference to us under the caption “Experts” in such Registration

Statement.

/s/Simon & Edward, LLP

Los Angeles, California

April 26, 2018